Palatin Technologies, Inc. 10-K
EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name of subsidiary	State of Incorporation	Name Under Which Subsidiary Does Business

RhoMed Incorporated	New Mexico	RhoMed Incorporated